Exhibit 99.3

RBF CONSULTING

FINANCIAL STATEMENTS

UNAUDITED

As of September 30, 2011 and

For The Nine Months Ended September 30, 2011 and 2010

RBF CONSULTING

BALANCE SHEETS (unaudited)

As of
September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$329,000
Accounts receivable, net	36,320,000
Costs and estimated earnings in excess of billings on uncompleted contracts	2,834,000
Income taxes receivable	—
Prepaid expenses and other current assets (Note 2)	5,445,000

Total current assets	44,928,000

Equipment and improvements, net	3,497,000

Other assets, net	1,911,000

Total assets	$50,336,000

Continued...

RBF CONSULTING

BALANCE SHEETS (unaudited) – CONTINUED

As of
September 30, 2011
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings (Note 3)	$3,000,000
Accounts payable	2,907,000
Accrued liabilities:
Compensation and fringe benefits	3,339,000
Profit sharing 401(k) plan contributions	384,000
Income taxes	184,000
Other	1,050,000
Billings in excess of costs and estimated earnings on uncompleted contracts	2,035,000
Deferred income taxes	21,104,000

Total current liabilities	34,003,000
Deferred rent	754,000
Deferred compensation	107,000
Deferred income taxes	200,000

Total liabilities	35,064,000

Commitments and contingencies (Note 4)

Stockholders’ equity :
Common stock, no par value; 5,000,000 shares authorized; 987,409 shares issued and outstanding	11,550,000
Retained earnings	3,722,000

Total stockholders’ equity	15,272,000

Total liabilities and stockholders’ equity	$50,336,000

See accompanying notes to unaudited financial statements

RBF CONSULTING

STATEMENTS OF OPERATIONS (unaudited)

	For The Nine Months Ended September 30,
	2011	2010
Revenues:
Fees for professional services (including contract adjustments)	$78,975,000	$78,302,000
Less outside services and direct charges	(15,705,000)	(13,648,000)

Net revenues	63,270,000	64,654,000

Expenses:
Compensation and fringe benefits	48,907,000	48,420,000
Profit sharing 401(k) plan contributions	385,000	452,000
Occupancy, excluding depreciation and amortization	5,369,000	5,671,000
Depreciation and amortization	1,732,000	2,234,000
Supplies	1,082,000	1,240,000
Automotive, including taxes and licenses	827,000	689,000
Insurance	1,197,000	1,326,000
Telephone	935,000	938,000
Professional services	1,616,000	1,571,000
Dues and subscriptions	222,000	242,000
Repair and maintenance	91,000	88,000
Recruitment and advertising	218,000	264,000
Travel and entertainment	1,222,000	1,434,000
Provision for doubtful accounts	(70,000)	—
Other	11,000	48,000

Total expenses	63,744,000	64,617,000

(Loss)/income from operations	(474,000)	37,000

Other income (expense):
Interest income	18,000	5,000
Interest expense (Note 3)	(118,000)	(106,000)
Other	277,000	72,000

Total other income/(expense), net	177,000	(29,000)

(Loss)/income before benefit from income taxes	(297,000)	8,000

Provision for income taxes	352,000	4,000

Net (loss)/income	$(649,000)	$4,000

See accompanying notes to unaudited financial statements

RBF CONSULTING

STATEMENT OF CASH FLOWS (unaudited)—CONTINUED

	For The Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net (loss)/income	$(649,000)	$4,000
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	1,732,000	2,234,000
(Gain)/loss on disposition of equipment and improvements	(63,000)	20,000
Provision for doubtful accounts	(70,000)	—
Deferred income taxes	(246,000)	12,000
Changes in operating assets and liabilities:
Accounts receivable	5,764,000	10,708,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(386,000)	—
Prepaid expenses and other current assets	11,098,000	11,080,000
Other assets	(304,000)	(146,000)
Accounts payable	668,000	1,136,000
Accrued liabilities	483,000	1,526,000
Billings in excess of costs and estimated earnings on uncompleted contracts	505,000	—
Deferred compensation	747,000	3,000

Net cash provided by operating activities	19,279,000	26,577,000

Cash flows from investing activities:
Additions to equipment and improvements	(521,000)	(607,000)

Net cash used in investing activities	(521,000)	(607,000)

Cash flows from financing activities:
Payment on line on credit—net	(19,000,000)	(22,000,000)
Repurchases of common stock	(1,275,000)	(1,981,000)
Issuances of note payable	—	752,000

Net cash used in financing activities	(20,275,000)	(23,229,000)

Net (decrease)/increase in cash and cash equivalents	(1,517,000)	2,741,000

Cash and cash equivalents, beginning of period	1,846,000	2,629,000

Cash and cash equivalents, end of period	$329,000	$5,370,000

See accompanying notes to unaudited financial statements

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS (unaudited)

For The Nine Months Ended September 30, 2011 and 2010

NOTE 1 — GENERAL AND BASIS OF PRESENTATION

General

RBF Consulting (the “Company”) is engaged principally in providing planning, design and construction consulting services on credit terms to clients primarily in California, Arizona and Nevada.

Basis of Presentation

The accompanying unaudited condensed financial statements and notes have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting. Accordingly, they do not include all of the information and related notes that would normally be required by GAAP for audited financial statements. These unaudited consolidated financial statements should be read in conjunction with the Company’s audited condensed financial statements.

The accompanying unaudited condensed financial statements include all adjustments (of a normal and recurring nature) that management considers necessary for a fair statement of financial information for the interim periods. Interim results are not necessarily indicative of the results that may be expected for the remainder of the year ending December 31, 2011.

NOTE 2 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

The Company has historically prepaid a significant portion of their expenses at year end. As of September 30, 2011 a majority of these prepaid assets have been expensed.

NOTE 3 — LINE OF CREDIT

The Company has a credit agreement with a bank, which provides for borrowings up to $22,000,000 under a revolving line of credit secured by substantially all of the Company’s assets. Borrowings under the line bear interest at a fluctuating rate equal to the highest of: (1) the prime rate, (2) the daily one month LIBOR rate plus 1.5%, (3) the federal funds rate plus 1.5%, or LIBOR plus 3%, for both 2011 and 2010. Borrowings under the line for 2011 bore interest at the bank’s prime rate (3.25% per annum at September 30, 2011). Interest is payable monthly with principal due on July 31, 2012. Under the line of credit agreement, the Company is required, among other things, to maintain certain minimum net worth and income requirements, and has restrictions related to capital equipment commitments, making loans, advances and investments, dividend and distributions in excess of specified levels, and must not have any outstanding borrowings under the agreement for a period of at least 30 consecutive days during each fiscal year. The Company was in compliance with all covenants of the credit agreement as of September 30, 2011. During the nine months ended September 30, 2011 and 2010, the

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS (unaudited)

For The Nine Months Ended September 30, 2011 and 2010

Company recorded interest expense, including bank charges, under the line of credit totaling $118,000 and $106,000, respectively.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

Litigation

There are certain legal actions pending against the Company arising in the normal course of business. In the opinion of management, the resolution of such matters will not have a material effect on the financial position, cash flows, or results of operations of the Company.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In addition, in connection with the bank line of credit agreement, the Company has indemnified the bank for certain claims relating to or arising directly or indirectly out of the credit agreement. The duration of the indemnities and guarantees varies, and in many cases is indefinite. These indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been required to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying financial statements.

NOTE 5 — SUBSEQUENT EVENTS

On October 3, 2011, the Michael Baker Corporation (“Baker”) entered into a Stock Purchase Agreement to acquire 100% of the outstanding shares of the Company for $49.3 million. This transaction was funded with $45.7 million of cash and approximately $3.6 million of Baker’s common stock. In addition, as part of the closing Baker received $1.2 million from the Company to fund professional liability tail insurance premiums and existing liabilities related to RBF bonus payments due in December 2011. This Stock Purchase Agreement is subject to a Net Working Capital adjustment that is expected to be approximately $5.0 million.

As required by the Subsequent Events Topic of the FASB Accounting Standards Codification, management has considered subsequent events through December 16, 2011, the date of issuance, in preparing the financial statements and notes hereto. The Company has evaluated and determined that no other events have occurred subsequent to the balance sheet date and through

RBF CONSULTING

NOTES TO FINANCIAL STATEMENTS (unaudited)

For The Nine Months Ended September 30, 2011 and 2010

December 16, 2011, the date of issuance of these financial statements, which would require recording or disclosure in its financial statements.